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                                                                   EXHIBIT 99.1

                                  ARQULE, INC.

         CERTIFICATE OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICERS

The undersigned, Stephen A. Hill, President and Chief Executive Officer of ArQule, Inc. (the "Company") and David C. Hastings, Vice President, Chief Financial Officer and Treasurer of the Company, both duly elected and currently serving, do each hereby certify that, to the best of his knowledge:

         1. the quarterly report on Form 10-Q for the period ending September 30, 2002, filed on behalf of the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and containing the financial statements of the Company, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by such quarterly report.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 13th day of November, 2002.

/s/ Stephen A. Hill
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Name:  Stephen A. Hill
Title: President and Chief Executive Officer

/s/ David C. Hastings
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Name:  David C. Hastings
Title: Vice President, Chief Financial Officer
       and Treasurer